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                                   Exhibit 23

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

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We consent to the incorporation by reference in this Annual Report on Form 10-K of Mobil Corporation of our report dated February 24, 1995, included in the 1994 Annual Report to Shareholders of Mobil Corporation.

Our audits also included the financial statement schedule of Mobil Corporation and the summarized financial data of Mobil Oil Corporation listed in
Item 14(a). This schedule and the summarized financial data are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule and summarized financial data referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-18130) pertaining to the Employees Savings Plan of Mobil Oil Corporation; Form S-8 (No. 33-5797) pertaining to the 1986 Mobil Incentive Compensation and Stock Option Plan; Form S-3 (No. 33-34133-01) of the Mobil Oil Corporation Employee Stock Ownership Plan Trust for the registration of $300,000,000 principal amount of debt securities guaranteed by Mobil Corporation; Form S-3 (No. 33-43745) for the registration of $1,500,000,000 of Mobil Corporation Debt Securities; Form S-3 (No. 33-49945) for the registration of $1,500,000,000 of Mobil Corporation Debt Securities;
Form S-8 (No. 33-48887) pertaining to the 1991 Mobil Incentive Compensation and Stock Option Plan; Form S-3 (No. 33-50943) pertaining to the Mobil Corporation Stock Purchase and Dividend Reinvestment Plan for the registration of 5,000,000 shares of Mobil Corporation Common Stock and related Preferred Share Purchase Rights; and in the related Prospectuses of our report dated February 24, 1995, with respect to the financial statements incorporated herein by reference and our report included in the preceding paragraph with respect to the financial statement schedule and the summarized financial data included in this Annual Report on Form 10-K of Mobil Corporation.



                                                          /S/ERNST & YOUNG LLP
                                                          -------------------
                                                          Ernst & Young LLP



Fairfax, Virginia
March 8, 1995

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